UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2012

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855) 423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to Vote of Security Holders

On July 30, 2012, the Company held its annual meeting of stockholders. At the annual meeting, the following matters were voted on:

Proposal	For	Against	Abstain	Broker Non-Votes
Election of Class II Directors
Donald E. Stout	40,917,204	4,216,023	384,925	33,459,359
John M. Devlin, Jr.	40,447,027	4,654,565	416,560	33,459,359
Todd E. Wilson	27,655,728	17,195,639	666,785	33,459,359
Amendment to the Company’s 2010 Incentive Stock Option Plan	28,905,253	15,212,997	1,399,902	33,459,359
Amendment to Company’s Amended and Restated Certificate of Incorporation Eliminating the Staggered Board Requirement	39,632,955	5,276,717	608,480	33,459,359
1 for 2 Reverse Split and the Reverse Split Amendment	62,026,424	16,795,104	188,445	10,869,318

All proposals except for the Amendment to the Company’s 2010 Incentive Stock Option Plan and Amended and Restated Certificate of Incorporation Eliminating the Staggered Board Requirement passed.

Item 8.01              Other Matters

On August 2, 2012 the Company issued a press release. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in its entirety into this Item 8.01.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.
(Registrant)

Date: August 2, 2012	By:	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer